EMPLOYMENT AGREEMENT

      This Agreement is entered into this 4th day of September, 1996, effective as of September 1, 1996 by and between Instructivision Inc. (the Company), a New Jersey Corporation, located at 3 Regent Street, Livingston, New Jersey, 07039 and Rosemary Comras, 14 Tilden Drive, East Hanover, New Jersey (the Employee).

                      WITNESSETH

     Whereas, the Company is in the business of creating, producing and marketing educational textbooks, software, and video materials; and
     Whereas the Company wishes to employ Rosemary Comras as President and Chief Financial Officer, and
     Whereas, Employee wishes to be so employed;
     Now, in consideration of the mutual covenants contained herein it is agreed as follows:

1. Employment duties and acceptance.
The Company hereby agrees to employ Employee for the term of three years, commencing on the effective date above. Employee duties shall consist of overall operating responsibility for the Company's business, subject to the direction of the Board of Directors.

2. Term of Employment.
The term of the Employee's employment under this agreement (the Term) shall commence on the date determined above, for a period of three years, and shall automatically be renewed for additional periods of three years, unless either party elected on at least six months written notice to terminate this Agreement at the end of the first or any subsequent period.

3. Compensation.
3.1 As compensation for the services to be rendered pursuant to this Agreement, the Company agrees to pay Employee during the Term the following: A salary of $75,000 per year during the first 12 months from the date of commencement of employment, a salary of $78,750 per year during the second 12 months' period of the Term, and $83,000 during the third 12 months' period.
3.2 In addition Employee shall receive a royalty of 2.5% of the net profit before taxes from the Company's earnings payable annually as determined by the 10K financial report.
3.3 Employee shall be entitled to three weeks paid vacation during each 12 months period and be entitled to all legal holidays, and be entitled to accrue any unused vacation days or holidays. Employee shall be entitled to sick pay and paid health insurance premiums in accordance with general Company policy for all employees. Employee may select her own health insurance carrier and receive reimbursement from the Company for the premium paid, including payroll taxes assessed on the premium.
The Company shall pay or reimburse Employee for all reasonable expenses actually incurred and paid by Employee during the Term under this agreement upon presentation of expense statements, or vouchers, or such other supporting information as it may require.

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Nothing herein contained shall be construed to prevent the Company from increasing Employee's salary hereunder during the Term or from paying bonuses to her at the discretion of the Board of Directors of the Company.
The Employee shall be entitled to all rights and benefits for which she shall be eligible under any bonus, participation or extra compensation plan, stock options, pensions, group insurance, or other so-called fringe benefits which the Company may, in its sole discretion, provide for her or its employees generally.
The provisions of this Agreement relating to compensation to be paid to the Employee shall be subject to and limited by any applicable provision of law or regulation which may from time to time restrict or limit the compensation to be paid hereunder.

4. Termination
This employment agreement may be terminated if both parties agree to the termination and to the terms at any time during the life of this Agreement.
If Employee shall die during the Term, this Agreement shall terminate except that Employee's legal representatives shall be entitled to receive the compensation provided for hereunder to the last day of the month in which death occurs.
If during the Term Employee shall become physically or mentally dis-abled, whether full or partially, so that she is unable to substantially perform her services hereunder for a period of 120 days, the Company may terminate the term of employment hereunder by giving written notice to Employee of 30 days. Notwithstanding such disability the Company shall continue to pay Employee her full salary up to and including the date of such termination.
In the event of gross neglect by Employee of her duties hereunder, conviction of Employee of any felony or offense involving the property of the Company, the Company may at atny time by written notice to Employee terminate the term of Employee's employment hereunder.

5. Protection of Confidential Information
Employee warrants represents and agrees to keep secret and retain in strictest confidence all confidential matters of the Company, including the Company's trade knowhow, customer lists, pricing policies, operational methods, technical processes, research projects and other business affairs of the Company during the course of her employment and not to disclose them to anyone outside the Company, either during or after her employment with the Company, except in the course of per-forming her duties hereunder with the Company's express written consent. Except as otherwise provided in this Agreement, Employee shall not during the Term of this Agreement directly or indirectly enter the employ of or render services to any person, firm or corporation engaged in a business directly competitive with the business of the Company, as partner, director, officer, principal, agent, employee, trustee, consultant or any other relationship or capacity, provided however that nothing contained herein shall be deemed to prohibit the employee from acquiring shares of capital stock of any public corporation doing business similar to that of the Company.

To deliver promptly to the Company on termination of her employment by the Company, or at any time the Company may so request, all Company owned memoranda, computer stored information, notes, reports, manuals, drawings or other Company owned documents relating to the Company's business which she may then possess or have under her control.


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It is hereby agreed that if, after termination, Employee desires to enter the employ or render services to any person, firm or corporation in any business directly competitive with the business of the Company, Employee shall give Company the option to pay Employee a compensation for not entering into a competitive employment contract at a mutually agreed upon price, not to exceed one half of Employee's salary at the time of termination.
The parties agree that any disputes relating to the performance of any provision of this agreement shall be referred to arbitration in accordance with the procedures and rules of arbitration issued by the American Arbitration Association.

6. Indemnification
The Company will indemnify Employee, to the maximum extent permitted by applicable law, against all costs, charges, and expenses incurred or sustained by her in connection with any action, suit or proceeding to which she may be made a party by reason of her being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.

7. Notices
All notices, requests, consents, or other communications required or permitted to be given hereunder, shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first class, postage paid, by registered or certified mail.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey.

This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in the Agreement, and neither party shall be bound or be liable for any alleged representation, promise or inducement not so set forth.

This Agreement and Employee's right, other than the right to receive payments hereunder, may not be assigned by Employee. The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets, in any event the obligations of the Company hereunder shall be binding on its successors or assigns, whether by merger, consolidation or acquisition of all or substantially all of its business or assets.
This Agreement may be amended, modified, superseded, cancelled, renewed or extended and the terms or covenants may be waived only by a written instrument executed by both of the parties hereto or in the case of a waiver by the party waving comploance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same.

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No waiver by either party of the breach of any term or covenant contained in this agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to or construed as, a further or continuing waiver of any breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

In witness whereof, the parties have executed this Agreement as of the date first written above.

Dated this 4th day of September 1996  for Instructivision Inc.
s/Rosemary Comras                     s/David Sousa
                                      Director


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